UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 21, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2017, Social Reality, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) set forth on the signature pages of the Securities Purchase Agreement for the purchase and sale of an aggregate of: (i) $3,720,000 principal amount 12.5% secured convertible debentures (the "Debentures"); and (ii) five year Series A warrants (the “Series A Warrants”) representing the right to acquire up to 620,001 shares of our Class A common stock in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

The Debentures, which mature three years from the date of issuance, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on July 1, 2017.  Our obligations under the Debentures are secured by a second position security interest in our accounts receivable and a first position security interest in the balance of our assets, and we are subject to continued compliance with certain financial covenants.  The Debentures are convertible at the option of the holder into shares of our Class A common stock at an initial conversion price of $3.00 per share, subject to adjustment as hereinafter set forth.  Subject to our compliance with certain equity conditions set forth in the Debentures, upon 20 trading days' notice to the holders we have the right to redeem the Debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the Debentures.  Upon any optional redemption, we are obligated to issue the holder five year warrant Series B warrants, the terms of which will be identical to the Series A Warrants, to purchase a number of shares of our Class A common stock as shall equal 50% of conversion shares issuable on an as-converted basis as if the principal amount of the Debenture had been converted immediately prior to the optional redemption.  In the event of future financings by us, subject to certain exempt issuances, the holders have the right to cause us to allocate 20% of the proceeds we may receive to as a mandatory redemption of a portion of the principal amount then outstanding Debentures.  We are also required to redeem the Debentures upon our failure to maintain certain financial covenants.

The Debenture also contains certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default, the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  The Company is also subject to certain customary non-financial covenants under the Debenture.

The Series A Warrants are initially exercisable at $3.00 per share and, if at any time after the six month anniversary of the issuance the underlying shares of our Class A common stock are not covered by an effective resale registration statement, the Series A Warrants are exercisable on a cashless basis.  The conversion price of the Debentures and the exercise price of the Series A Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to a floor of $1.40 per share.  If we fail to timely deliver the shares of our Class A common stock upon any conversion of the Debentures or exercise of the Series A Warrants we will be subject to certain buy-in provisions. Pursuant to the terms of the Debentures and Series A Warrants, a holder will not have the right to convert any portion of the Debentures or exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Debentures and the Series A Warrants; provided that after the Shareholder Approval Date at the election of a holder and notice to us such percentage ownership limitation may be increased or decreased to any other percentage, not to exceed 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to us.

In accordance with the Nasdaq Marketplace Rules, until such time as our stockholders have approved the Securities Purchase Agreement and the transactions thereunder (the "Shareholder Approval Date"), we are not obligated to issue any shares of our Class A common stock upon any conversion of the Debentures and/or exercise of the Series A Warrants, and the holders have no right to receive upon conversion and/or exercise thereof any shares of our Class A common stock, to the extent the issuance of such shares of Class A common stock would exceed 20% of our outstanding Class A common stock prior to the transaction.  We are obligated to file a proxy statement for a special meeting of our stockholders prior to April 30, 2017 for the purpose of submitting the approval of the Securities Purchase Agreement and the transactions thereunder to our stockholders.  Stockholders representing approximately 21% of our Class A common stock have executed a voting agreement with us agreeing to vote to approve the Securities Purchase Agreement and the transactions contemplated thereunder.

We agreed to file a registration statement registering the resale of the shares of our Class A common stock underlying the Debentures and the Series A warrants.  Under the terms of the Securities Purchaser Agreement, we also granted the purchasers of the Debentures the right to purchase an additional $2 million of Debentures upon the same terms and conditions for a period beginning on the Shareholder Approval Date and expiring on earliest of the date that (a) the initial registration statement has been declared effective by the Securities and Exchange Commission, (b) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for our company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the closing date provided that a holder of the underlying shares is not an affiliate of Social Reality or (d) all of the underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act.

Chardan Capital Markets, LLC (“Chardan Capital”) and Noble Financial Capital Markets ("Noble"), both broker-dealers and members of FINRA, acted as our placement agents in connection for us in connection with the sale of the securities pursuant to the Securities Purchase Agreement.  In addition, an affiliate of Noble purchased $720,000 principal amount of Debentures and was issued Series A Warrants to purchase 120,000 shares of our Class A common stock in this offering.  We paid Chardan Capital a cash commission of $120,000, paid Noble a cash commission of $57,600 and issued Chardan Capital placement agent warrants ("Placement Agent Warrants") to purchase 100,000 shares of our Class A common stock at an exercise price of $3.75 per share which exercisable for 5.5 years commencing six months from the issuance date. We will include the shares underlying the Placement Agent Warrants in the aforedescribed resale registration statement we expect to file.

The net proceeds to us from the offering, after deducting placement agent fees and estimated offering expenses, was approximately $3.5 million. We utilized $2.5 of the net proceeds to satisfy a put obligation under the Series B warrants issued to investors in a registered direct offering we conducted in January 2017.  The balance of the net proceeds will be used for working capital.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, Debentures, Series A Warrants, Registration Rights Agreement, Security Agreement and Placement Agent Warrants are qualified in their entirety by references to the agreements, copies of which are filed as Exhibits 10.1, 4.2, 4.1, 10.2, 10.3 and 4.3, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 21, 2017 we issued a press release announcing the execution of a Securities Purchase Agreement described in Item 1.01 of this report.  A copy of this press release is furnished as Exhibit 99.1 to this report.  Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Social Reality, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Form of Series A Warrant.

4.2	Form of 12.5% secured convertible debenture.

4.3	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement dated April 20, 2017.

10.2	Form of Security Agreement dated April 20, 2017.

10.3	Form of Registration Rights Agreement dated April 20, 2017.

99.1	Press release dated April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: April 21, 2017	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

4.1	Form of Series A Warrant.

4.2	Form of 12.5% secured convertible debenture.

4.3	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement dated April 20, 2017.

10.2	Form of Security Agreement dated April 20, 2017.

10.3	Form of Registration Rights Agreement dated April 20, 2017.

99.1	Press release dated April 21, 2017.